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                                                                 EXHIBIT 4.2

                                   GUARANTY
                          (CRC-I Limited Partnership)

                 This Guaranty ("Guaranty") is entered into as of December 15, 1993 by the undersigned (the "Guarantor") in favor of and for the benefit of State Street Bank and Trust Company, as trustee (the "Indenture Trustee") and the holders of the Issuer Notes (the "Noteholders") under that certain Indenture described in the recitals below. The Indenture Trustee and the Noteholders are referred to collectively herein as the "Beneficiaries." All capitalized terms used herein but not specifically defined shall have the respective meanings given to such terms in the Indenture.

                                   RECITALS

                 A. FM 1993A Corp., a Delaware corporation ("Issuer") is a corporation which has been established for the sole purpose of issuing certain notes (the "Issuer Notes") pursuant to that certain Indenture (the "Indenture"), dated as of December 15, 1993, between Issuer and the Indenture Trustee, and to use the proceeds from such issuance of the Issuer Notes to, among other things, purchase certain promissory notes (collectively, the "Mortgage Notes") now or hereafter issued by Guarantor and CRC-II Limited Partnership, a Massachusetts limited partnership ("CRC-II") pursuant to Note Purchase Agreements between Issuer and Guarantor and between Issuer and CRC-
II. Guarantor and CRC-II are also referred to herein individually as a "CRC Partnership" and collectively as the "CRC Partnerships."

                 B. Concurrently with the execution and delivery of this Guaranty, Issuer has issued and sold the Issuer Notes and has pledged and assigned to the Indenture Trustee, for the benefit of the Noteholders, the Mortgage Notes and all collateral pledged to Issuer in connection with the Mortgage Notes. The principal and interest payments on the Issuer Notes will be serviced by payment of the Mortgage Notes.

                 C. Guarantor anticipates benefiting directly and indirectly from the issuance and sale of the Issuer Notes by Issuer and is, therefore, willing to guarantee the obligations of Issuer thereunder in accordance with the terms hereof.

                 In consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                 1. Guaranty of Indebtedness. As set forth in this Guaranty, Guarantor unconditionally guarantees the full payment of the Indebtedness (as hereafter defined) when due, upon maturity, acceleration or otherwise, and unconditionally agrees to pay the full amount of the Indebtedness. This is a guaranty of payment, not of collection. If Issuer defaults in the payment when due of the Indebtedness or any part of it, Guarantor shall in lawful money of the
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United States pay to the Beneficiaries or to order, on demand, all of the
Indebtedness.

                 2. Definition of Indebtedness. "Indebtedness" as used herein shall mean all principal, interest, fees, charges, prepayment premiums, penalties, expenses, payments, and all other amounts due from Issuer from time to time under the Indenture on or with respect to the Issuer Notes, whether now existing or hereafter arising, whether by reason of amendment or otherwise, whether due or to become due, absolute or contingent, liquidated or unliquidated, whether Guarantor may be liable individually or jointly with others.

                 3. Unconditional Guaranty. Subject to the conditions set forth in Section 13 of this Guaranty, the liability of Guarantor under this Guaranty in respect of the Indebtedness shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

                      a. any lack of validity or enforceability of the Issuer Notes, the Mortgage Notes, the Indenture, or any other agreement or instrument relating thereto (such documents and instruments, the "Transaction Documents");

                      b. any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness or amendment or waiver of, or any consent to any departure from, any Transaction Document, including, without limitation, any increase in the Indebtedness or other obligations of Issuer under the Indenture and any transfer by Guarantor of its interest in any one or more of the Properties encumbered as collateral for the Mortgage Notes;

                      c. any enforcement of any Transaction Document, including the taking, holding or sale of any collateral, or any termination of or release of any collateral from the liens created by any Transaction Document or the non-perfection of any liens created by any Transaction Document;

                      d. any change, restructuring or termination of the corporate or partnership structure or existence, as the case may be, of Issuer or either CRC Partnership; or

                      e. the Issuer or either CRC Partnership becoming the subject of any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law, whether now existing or later to be enacted.

                 4.   Separate Obligation.  Except to the extent provided in
Section 13 of this Guaranty, the obligations hereunder are independent of the obligations of Issuer or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against either Issuer or any other guarantor
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or whether either Issuer or any other guarantor be joined in any such action or actions.

                 5. Additional Rights of Beneficiaries. Guarantor authorizes the Beneficiaries without notice or demand and without affecting its liability hereunder, from time to time, whether before or after termination of this Guaranty, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of the obligations of Issuer under the Indenture or any part thereof; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof; and (d) release or substitute any one or more endorsers or guarantors.

                 6. Waivers of Defenses. Guarantor hereby waives, to the fullest extent permitted by applicable law: (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness or any other obligations under the Transaction Documents or this Guaranty;
(b) any requirement that any of the Beneficiaries or any other person protect, secure or insure any lien on any security interest in or collateral or other property subject thereto or exhaust any right or take any action against either Issuer or any other person or any collateral or pursue any other remedy in such Beneficiary's power to pursue; (c) any defense arising by reason of any claim or defense based upon any election of remedies by the Beneficiaries which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against either Issuer or any other person or any collateral; (d) any duty on the part of any of the Beneficiaries to disclose to Guarantor any matter, fact or thing relating to the business, operation or condition of either Issuer or any other party to any of the Transaction Documents and Issuer's assets now known or hereafter known by such Beneficiary; (e) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurrence of new or additional Indebtedness; (f) all statutes of limitations as a defense to any action or proceeding brought against Guarantor by any Beneficiary; (g) any defense based on any legal disability of Issuer, any discharge or limitation of the liability of Issuer to any Beneficiary, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of Issuer; (h) any defense based on or arising out of any defense that Issuer may have to the payment or performance under the Issuer Notes or the Indenture or any part of them; and (i) all rights to participate in any security now or later held by any Beneficiary for the Issuer Notes, regardless of whether Guarantor may have made any payments to such Beneficiary or for such security.
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                 7.   Waivers of Subrogation and Other Rights.

                      a. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against either Issuer or any other guarantor of any or all of the Indebtedness, whether due or to become due, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Beneficiary against either Issuer or any such guarantor or any collateral which any Beneficiary now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Indebtedness shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Beneficiaries and shall forthwith be paid to the Beneficiaries to be credited and applied to the Indebtedness, whether matured or unmatured, in accordance with the terms of the Indenture. Guarantor acknowledges that it will receive direct and indirect benefits from the sale of the Issuer Notes contemplated by the Indenture and that the waiver set forth in this Section 7 is knowingly made in contemplation of such benefits.

                      b. Upon a default by Issuer, the Beneficiaries in their sole discretion, without prior notice to or consent of Guarantor, and as provided in the Indenture, may elect to foreclose either judicially or nonjudicially against any real or personal property security any of them may hold for the Issuer Notes, or accept an assignment of any such security in lieu of foreclosure, or compromise or adjust the Issuer Notes or any of them or make any other accommodation with Issuer, Guarantor or any other guarantor of the Indebtedness, or exercise any other remedy against Issuer or any security. No such action by the Beneficiaries shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Issuer or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this waiver, such potential impairment or destruction of Guarantor's rights, if any, may entitle
Guarantor to assert certain defenses to this Guaranty and that, by executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though the Beneficiaries may foreclose judicially or nonjudicially against any real property security for the Notes; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which the Beneficiaries
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may commence to enforce this Guaranty; and (iii) acknowledges and agrees that the Beneficiaries are relying on this waiver in entering into the Indenture and purchasing the Notes, and that this waiver is a material part of the consideration which the Beneficiaries are receiving for entering into the Indenture and purchasing the Notes. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Beneficiaries or any third party after any foreclosure or assignment in lieu of foreclosure of any security for the Issuer Notes.

                 8. Revival and Reinstatement. Guarantor agrees that, to the extent that either Issuer or Guarantor makes a payment or payments to the Beneficiaries, or the Beneficiaries receive any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to either Issuer, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Guarantor shall defend and indemnify the Beneficiaries from and against any claim or loss under this Section 8 (including reasonable attorneys' fees and expenses for both outside and staff counsel) in the defense of any such action or suit.

                 9. Issuer's Financial Condition. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Issuer such information concerning Issuer's financial condition or business operations as Guarantor may require, and that the Beneficiaries have no duty at any time to disclose to Guarantor any information relating to the business operations or financial condition of Issuer.

                 10. Subordination of Guarantor's Rights. To the extent that the waivers set forth in Section 7 are or are deemed to be ineffective or inapplicable, any obligations of Issuer to Guarantor, now or hereafter existing, are hereby subordinated to the Indebtedness. If the Beneficiaries so request, after the occurrence of an Event of Default (as defined in the Indenture), such obligations of Issuer to Guarantor shall be enforced and performance received by Guarantor as trustee for the Beneficiaries and the proceeds thereof shall be paid over to the Beneficiaries on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                 11.  Assignment; Disclosure of Information.  The
Beneficiaries may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, assign this Guaranty, in whole or in part in accordance with the provisions of the Indenture. Guarantor agrees that the Beneficiaries may, subject to the provisions of the Indenture,
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disclose to any prospective purchaser and any purchaser of all or part of the
Indebtedness any and all information in the Beneficiaries' possession concerning Guarantor, this Guaranty and any security for this Guaranty.

                 12. Attorneys' Fees. Subject to Section 13 of this Guaranty, Guarantor agrees to pay all reasonable attorneys' fees and expenses (for both outside and staff counsel) and all other fees and expenses which may be incurred by the Beneficiaries in the enforcement of this Guaranty.
Any attorneys' fees and expenses of in-house or staff counsel shall be based on a billing for legal services actually rendered on an hourly basis and at a reasonable hourly rate.

                 13. Non-Recourse to General Partner. The Beneficiaries agree that neither the general partner of Guarantor (the "GP Entity"), nor any partner, officer, director, shareholder or employee of either Guarantor or the GP Entity (collectively, the "Nonrecourse Parties") shall be personally liable for the payment of any sums now or hereafter owing to the Beneficiaries under the terms of, or for the performance of any obligation contained in, this Guaranty. The Beneficiaries agree that their rights hereunder shall be limited to proceeding against Guarantor and that they shall have no right to proceed against the Nonrecourse Parties for (i) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, Guarantor, (ii) the performance of any obligation, covenant or agreement arising under this Guaranty, or (iii) any deficiency judgment remaining after foreclosure of any personal property securing the obligations hereunder. Nothing under this Section 13 shall be construed to limit the liability of the Nonrecourse Parties under the CRC Loans (subject to the nonrecourse provisions contained in the Transaction Documents).

                 14. Choice of Law. This Guaranty shall be governed by and construed according to the laws of the State of New York without regard to principles of conflicts of law. Any legal action or proceeding with respect to this Guaranty may be instituted in the courts of the State of New York, the United District Court for the Southern District of New York, or elsewhere, as the Beneficiaries may elect, and by execution and delivery of this Guaranty, Guarantor irrevocably and unconditionally waives (i) any objection it may now or hereafter have to the laying of venue in any such courts, (ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum, and (iii) any rights, entitlement or privilege which Guarantor or its property might otherwise have not to be subject to such actions or proceedings by reason of sovereign immunity or otherwise. Guarantor agrees that so long as Guarantor shall be obligated to the Beneficiaries under this Guaranty, Guarantor shall maintain duly appointed agents satisfactory to Beneficiaries for the service of process in New York, and shall keep the Beneficiaries advised in writing of the identification and location of such agents. The failure of such agents to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.
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                 15.  Complete Agreement.  This Guaranty embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                 16. Delay; Cumulative Remedies. No delay or failure by any of the Beneficiaries to exercise any right or remedy against the Issuer, Guarantor or any other guarantor will be construed as a waiver of that right or remedy. All remedies of the Beneficiaries against the Issuer, Guarantor and any other guarantors are cumulative.

                 17. Successors and Assigns. The provisions of this Guaranty will bind and benefit the endorsees, transferees, successors and assigns of Guarantor and Beneficiaries.

                 18. Severability. In the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality and unenforceable provision shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 19. Counterparts. This Guaranty may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

                 Guarantor has executed this Guaranty as of the date and year first written above.



                                       Guarantor:

                                       CRC-I Limited Partnership,
                                       a Massachusetts limited partnership



                                       By: CRC-I Corp.,
                                           a Massachusetts corporation,
                                           its sole general partner



                                           By:     /S/ CHARLES DUDDLES
                                               ----------------------------
                                           Name:       Charles Duddles
                                           Title:         President

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                                      GUARANTY

The Company also entered into a Guaranty with CRC-II substantially identical to the CRC-I Guaranty differing only as the to properties involved. A summary of material differences follows:

1.   References to CRC-I are changed to CRC-II.

2.   References to CRC-II are changed to CRC-I.